Exhibit 10.9

AMENDMENT TO CO-EXCLUSIVE SUBLICENSE AGREEMENT

This Amendment (“Amendment”), is made September 1, 2010 (the “Effective Date”) between Ipsogen SAS, a French corporation having its principal office at Luminy Biotech Enterprises Case 923, 163 Avenue de Luminy 13288 Marseille cedex 9 France (IPSOGEN”), and Trovagene, Inc. (“TROVAGENE”), a Delaware corporation having its principal place of business at 11055 Flintkote Ave., San Diego, CA 92121, which collectively may be referred to herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, TROVAGENE is the named exclusive licensee of Patent Rights by virtue of the merger of Xenomics, Inc., with and into TrovaGene, Inc. and TrovaGene, Inc. is the surviving entity.

WHEREAS, TROVAGENE and IPSOGEN are Parties to a CO-EXCLUSIVE SUBLICENSE AGREEMENT (“Agreement”) executed August 27, 2007 in which Ipsogen is granted certain of those Patent Rights, and

WHEREAS, the Parties, by mutual agreement, wish to modify the terms of the Agreement.

NOW THEREFORE, for the consideration herein expressed, as well as consideration of the covenants, conditions and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

AMENDMENT

1.   DEFINITIONS

A.  Section 1.3 of the Agreement is hereby amended to read as follows:

“Field” shall mean diagnostic products that assay for nucleophosmin protein (“NPM1”) mutants, corresponding nucleic acid sequences and uses thereof, including research use only (“RUO”), analyte specific reagent (“ASR”) and in vitro diagnostics (“IVD”) products. For the avoidance of doubt, the Field specifically excludes therapeutic uses.

B.  Section 1.10 of the Agreement is hereby amended to read as follows:

“Territory” shall mean all countries in the world covered by any Patent Rights

C.  Section 1.12 is hereby added to the Agreement.

“Notice Recipient” means any third party with which TROVAGENE or Xenomics or their representatives communicated either orally or in writing wherein such communication included (i) an assertion or suggestion that such third party does or may require a license from TROVAGENE or Xenomics to perform laboratory testing services, together with (ii) an assertion or suggestion that an IPSOGEN Product does not convey to such third party a right to use such IPSOGEN Product.

2.  GRANT OF RIGHTS

A.  Section 2.2 of the Agreement is hereby amended to read as follows:

IPSOGEN shall have no right during the Term to sublicense the Patent rights to a 3rd party, use the Patent Rights to offer Laboratory Services, or use Patent Rights in any way for development and commercialization of therapeutic products. Notwithstanding the foregoing, the sublicensed rights do specifically include the right to convey Patent Rights to IPSOGEN customers for the purposes of offering or performing Laboratory Services based on use of IPSOGEN Products. The Parties agree that the sublicensed rights referred to above shall extend to IPSOGEN customers that purchased Product from IPSOGEN any time on or after August 27, 2007. In addition, TROVAGENE agrees to provide IPSOGEN within ten (10) days of the Effective Date of this Amendment, an example letter that TrovaGene may send to the Notice Recipient indicating that the Notice Recipient will not be required to obtain any additional licenses from TROVAGENE to use an IPSOGEN Product or Service. Such letter shall be substantially in the form set forth in Exhibit A.

B.  Section 2.4 of the Agreement is hereby deleted in its entirety.

3.  PAYMENTS

A.  Section 4.1 of the Agreement is hereby amended to read as follows:

IPSOGEN shall pay to TROVAGENE during the Term prior to September 1, 2010, a royalty of ten percent (10%) on Net Revenues. Royalty payments will commence onsale of first product in any category and shall be payable quarterly.

4.1.1 Beginning September 1, 2010, a royalty of (a) 20% of Net Revenues or (b) eighteen (18) dollars per test, whichever is the larger amount, on Products sold in the United States of America and its Territories with no specific regulatory labeling, labeled for “research use only” (RUO), labeled as Analyte Specific Reagents (ASR), or labeled “investigational use only”(IUO) (the “Uncleared Products”). If, however, the royalty payment on Uncleared Products made in any quarter as described in Section 5.4 is greater than 30% of the Net Revenues of the Uncleared Products in such quarter, the Parties agree that royalty for Uncleared Products for that quarter shall be reduced and calculated to equal 30% of Net Revenues of such Uncleared Products. If, during any four consecutive quarters, IPSOGEN is calculated to be paying an average royalty for Uncleared Products of greater than 20% of Net Revenues of Uncleared Products, the Parties agree to meet, either telephonically or in person, to negotiate in good faith the reduction of the royalty rates for Uncleared Products as set forth above.

4.1.2 A royalty of 10% of Net Revenues for Products sold in the United States of America and its Territories with labeling indicating the Product has received FDA clearance for market,

4.1.3 A royalty of 10% of Net Revenues for Products sold ex-U.S.

4.1.4 The amended royalty are payable quarterly and commence on sales beginning September 1, 2010 and are not retroactive to the Effective Date of the Agreement.

4.4 The Minimum Royalty payment(United States dollars) will be reduced beginning in the 3rd year to $40,000. The minimum royalty payment for the 4th year will also be $40,000. The minimum royalty payment for the 5th year and each Year thereafter will be $50,000.

4.  NOTICE

A.  Section 10.2 of the Agreement is hereby amended to read as follows:

Reports, notices and other communication from IPSOGEN to TROVAGENE as provided hereunder shall be sent to:

TROVAGENE Inc.

Attention:	PRESIDENT
11055 Flintkote Ave.
Suite B
San Diego, CA 92121

With a copy to:
Ivor Elrifi
MINTZ LEVIN
666 Third Avenue
New York, NY 10017

or to such other individual or address as shall hereafter be furnished by written notice to IPSOGEN in accordance with this Article 10.

IN WITNESS WHEREOF, IPSOGEN and TROVAGENE have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

IPSOGEN SAS.

By: Vincent Fert, CEO
/s/ Vincent Fert

TROVAGENE, Inc.

By: Andreas Braun, Acting President
/s/ A. Braun